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                                                                    Exhibit 24.1

                              RYKOFF-SEXTON, INC.

                       REGISTRATION STATEMENT ON FORM S-4

                               POWER OF ATTORNEY

          The undersigned director and/or officer of Rykoff-Sexton, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Mark Van Stekelenburg, Richard J. Martin and Robert J. Harter, Jr. and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him and in his name, place and stead, to sign and file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 one or more Registration Statement(s) on Form S-4 relating to the registration of the Common Stock, $0.01 par value per share (the "Common Stock"), of the Company and certain other securities of the Company as such attorney-in-fact may deem appropriate, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements; to sign and file any and all applications or other documents to be filed with the Commission and any and all documents required to be filed with any state securities regulating board or commission pertaining to such Common Stock and other securities registered pursuant to the Registration Statement(s) on Form S-4, with any and all amendments, supplements and exhibits thereto; and to sign and file any application(s) required by the New York Stock Exchange (the "NYSE") for listing of the Common Stock on the NYSE with any and all amendments, supplements and exhibits thereto, in each case with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

          EXECUTED as of February 1, 1996.



/s/ Mark Van Stekelenburg
- ----------------------------------
Name: Mark Van Stekelenburg
Title: Chairman, President and CEO